UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     _December 8, 2004

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada                 000-30646                 13-3963499
(State or other            (Commission              (IRS Employer
jurisdiction of              File Number)               Identification No.)
incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas           77056
(Address of principal executive offices)            (Zip code)

Registrant’s telephone number, including area code      (713) 622-2875

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

a.    Dismissal of Independent Auditors

Lazar Levine and Felix LLP (“LLF”), the independent auditors of Industrial Enterprises of America, Inc. (formerly known as Advanced Bio/Chem, Inc.) (the “Company”), resigned as the Company’s independent auditors effective December 7, 2004 because such auditors had no dealings with the Company since July 24, 2003.

LLF’s report on the financial statements with respect to the fiscal year ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except LLF’s report indicated that certain conditions indicate that the Company may be unable to continue as a going concern, and that the accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. LLF did not audit the Company’s financial statements for the year ended December 31, 2003. There have been no disagreements with LLF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of LLF, would have caused it to make reference thereto in its report on the financial statements for such year.

The Company has requested that LLF furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not the independent auditor agrees with the above statements. A copy of such letter, dated December 27, 2004, is filed as an exhibit to this Current Report on
Form 8-K.

b.    New Independent Auditors

On October 11, 2004, the Board of Directors, unaware of the continued retention of LLF at such date, approved the retention of Fitts, Roberts & Co., P.C. (“FR&C”) to audit the Company’s financial statements for the years ended December 31, 2002 and 2001. On October 11, 2004, the Board of Directors again approved the retention of FR&C to audit the Company’s financial statements for the year ended December 31, 2003.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

16.1	Letter from Lazar Levine and Felix LLP to the Securities and Exchange
Commission, dated December 27, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

December 27, 2004          By:/s/ John Mazzuto
Name: John Mazzuto
Title: Chief Financial Officer